EXHIBIT 10.3

SECURITY AGREEMENT

This SECURITY AGREEMENT (this "Agreement") is made and entered into effective November 9, 2023, by and between Pacific Energy Development Corp., a Nevado corporation (the "Secured Party''), and Tilloo Exploration and Production, LLC, a Texas limited liability company ("Debtor"), and is made with reference to the following facts:

A. Secured Party and Debtor have heretofore entered into that certain Promissory Note of even date (the “Note”), pursuant to which Debtor has become indebted to Secured Party, for the principal sum of One Million One Hundred and Twenty Two Thousand Four Hundred Thirty-Six Dollars and 00/100 ($1,122,436.00), with interest as set out therein pursuant to the Note to Secured Party of even date.

B. As security for the prompt and complete payment of all indebtedness evidenced by the Note, Debtor has agreed to grant Secured Party a security interest in the property hereinafter described.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter contained, the parties hereto hereby agree as follows:

1. Grant of security interest. As security for the obligations specified in Section 2 hereof, Debtor hereby grants to Secured Party and each of Secured Party's heirs, successors, endorsees and assignees, a continuing security interest in all of its right, title and interest in and to Debtor’s personal property and assets listed on Exhibit “A” hereto, and including but not limited to the following: (1) that personal property and assets identified in that certain Purchase and Sale Agreement executed by Debtor and Secured Party of even date herewith, (2) the Shares identified in that certain Stock Purchase Agreement executed by Debtor and Secured Party of even date herewith, and (3) the $1,122,436.00 cash that will be held in restricted accounts underlying certain bonds set forth on Schedule A attached hereto (“Bonds”) (all of the foregoing hereinafter referred to as the “Collateral”). With respect to the Collateral, the security interest herein granted shall attach immediately upon Debtor's execution hereof or as soon as Debtor acquires rights in and to such item of Collateral, whichever is later. Secured Party shall have the right to file any and all Financing Statements covering the Collateral, as allowed under the New Mexico Uniform Commercial Code (the “UCC”) and shall have all of the rights and remedies allowed under the UCC.

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Nothing in this Agreement shall be deemed to constitute an assumption by Secured Party of any liability or obligation of Debtor with respect to any of the Collateral.

2. Security for obligations. This Agreement secures, and the Collateral is security for, the prompt payment or performance in full and when due, whether at stated maturity, by acceleration or otherwise, of all obligations now or hereafter arising under the Note, whether for principal or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to a Debtor would accrue on such obligations) or payment of fees, expenses or otherwise, and all obligations of Debtor now or hereafter arising under this Agreement (all such obligations being the "Secured Obligations").

3. Representations and warranties of Debtor. Debtor hereby represents and warrants to Secured Party that:

a.

Status of Debtor. Debtor has the requisite power and authority to own the assets and to transact the business in which he is presently engaged and in which it proposes to engage and to grant to Secured Party the security interests in the Collateral as herein provided.

b.	Binding agreement. This Agreement has been duly authorized and constitutes the legal, valid and binding obligation of Debtor and is enforceable against Debtor in accordance with its terms.

c.

No default or required consent. Neither the execution and delivery of this Agreement by Debtor nor the effectuation by Secured Party of any of its rights and remedies hereunder, whether upon default or otherwise, will result in a breach of, or constitute a default under any agreement or instrument to which the Debtor is a party or by which any of the Collateral is bound, nor violate any law or any rule or regulation of any administrative agency, or any order, writ, injunction or decree of any court or administrative agency, nor does any of the foregoing require the consent of any governmental agency or any notice or filing with any governmental or regulatory body (except as may be required in connection with any sale or disposition of the Collateral by laws affecting the offering and sale of securities generally).

d.

Title to collateral. Except for the security interest granted herein, Debtor has, and will at all times during the term hereof have, good and marketable title to all and every part of the Collateral, free and clear of any mortgage, pledge, lien, security interest, adverse claim, conditional sales contract, lease or other title retention agreement other than those heretofore filed of record.

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e.

Priority. Upon the execution and delivery of this Agreement by Debtor and the filing of appropriate financing statements with the proper governmental agencies, or, if applicable, upon Secured Party's taking possession of the Collateral, Secured Party shall have a perfected security interest in and to the Collateral for the full amount of all of the Secured Obligations.

f.

No litigation. There is no action, legal, administrative or other proceeding pending or threatened against Debtor's title to the Collateral or against Debtor’ grant of a security interest hereunder, nor does any of the Debtor know of any basis for the assertion of any such claim.

4. Obligation remains outstanding, without the prior written consent of Secured Party:

a.

Sale or hypothecation of collateral. Debtor shall not directly or indirectly, whether voluntarily or involuntarily, by operation of law or otherwise: (i) sell, assign, transfer, exchange, lease, lend or dispose of any of the Collateral, or any of Debtor’s rights therein; nor (ii) cause, suffer or permit any of the Collateral, or any of Debtor's rights therein, to be affected by any encumbrance, security interest or adverse claim of any kind or nature whatsoever, except:

i.	the security interests in favor of Secured Party;

ii.

inchoate or statutory liens for taxes which have not been assessed and which are not delinquent or, if assessed, are being contested in good faith by appropriate proceedings and provided that, in any such case, the effect of such proceedings is to stay the enforcement of such liens; and

iii.	other liens as may from time to time be expressly permitted in writing by Secured Party.

5. Events of default. The occurrence of any of the following shall constitute an event of default (“Event of Default”) hereunder:

a.

Default under Note, etc. The default in the prompt and complete payment and performance of the Note, or any of them; the default in the prompt and complete payment and performance of any term, condition or covenant in favor of Secured Party contained in this Agreement or in any other agreement or instrument delivered pursuant thereto or hereto; or the occurrence of any other event of default specified in any of the foregoing agreements or instruments; in each such case where such default is not cured within any grace period which may be granted in any such agreement or instrument with respect to such default or, if no specific grace period is granted with respect to such default, where such default is not cured within ten (10) days after written notice thereof from Secured Party or any successor in interest thereto.

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b.

Bankruptcy. The insolvency, failure in business, or appointment of a receiver to take charge of the business or property of any of the Debtor or of any guarantor of any Secured Obligation, or the commission of an act of bankruptcy, the making of a general assignment for the benefit of creditors or the filing of any petition in bankruptcy by or against any such party or for relief under the federal bankruptcy laws, as amended, or under any other laws, whether federal or state, for the relief of debtor, now or hereafter existing, unless the same is dismissed within thirty (30) days after the filing thereof.

c.

Liens on collateral. The initiation of steps by any third party to obtain a lien, levy or writ of attachment or garnishment upon any or all of the Collateral or substantially all or any of the other property of the Debtor, unless the same is dismissed within thirty (30) days after the initiation thereof.

d.	Inability to pay debts. The admission by the Debtor or any guarantor of any Secured Obligation of its inability to pay its debts as they mature.

e.

Appointment of receiver. The appointment of a receiver, trustee or custodian for the Debtor unless such receiver or trustee is discharged within thirty (30) days of appointment or such proceedings are discharged within thirty (30) days of their commencement.

f.

Adverse judgment. If final judgment for the payment of money not covered by insurance shall have been rendered by any court of competent jurisdiction against the Debtor, and the same has not been discharged or vacated or execution thereunder stayed, whether pursuant to appeal or otherwise, within thirty (30) days of the entry thereof, or if any final order, ruling or direction of any competent authority is issued with respect to the Debtor which materially adversely affects the Debtor, or which requires a substantial or material adverse change in the business or affairs of the Debtor, or any material disposition of assets of the Debtor.

g.	Adverse change. If there shall be any material adverse change in the financial condition of the Debtor.

h.

Termination of Bonds. If there shall be any expiration, termination, revocation, amendment or reduction in financial obligations underlying any of the Bonds (collectively, a “Bond Change”), without prior written approval of Secured Party.

6. Remedies upon Default. If any Event of Default shall occur and be continuing:

a.	Acceleration of indebtedness. Secured Party may declare any or all Secured Obligations, or any part thereof, to be immediately due and payable without demand or notice and proceed to collect the same. For avoidance of doubt, should there be any Bond Change, then Secured Party shall be entitled to receipt of the full cash Collateral underlying the affected Bond(s).

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b.

Other rights and remedies. Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code (the Code) in effect in the State of New Mexico at that time, and Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, brokers board, or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party, in its sole and absolute discretion, may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, Secured Party may be the purchaser of the Collateral.

c.

Application of proceeds. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied in whole or in part by Secured Party against, all or any part of the Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus. In like manner, Debtor shall pay to Secured Party, without demand, whatever amount of the Secured Obligations remains unpaid after the Collateral has been sold and the proceeds applied as aforesaid, together with interest thereon from the date of demand at the highest rate specified in the Note, which interest shall also constitute a part of the Secured Obligations.

d.

Rights and remedies cumulative. Secured Party shall not be obligated to resort to her rights or remedies with respect to any other security for, or guaranty or payment of, the Secured Obligations before resorting to her rights and remedies against Debtor hereunder. All rights and remedies of Secured Party shall be cumulative and not in the alternative.

7. Secured party may perform. If Debtor fails to perform any agreement contained herein, Secured Party may itself perform or cause the performance of such agreement, and the expenses of Secured Party incurred in connection therewith, plus interest at the maximum rate permitted by law from the date of such advance to the date of reimbursement, shall be payable by Debtor. However, nothing in this Agreement shall obligate Secured Party to act.

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8. Secured party appointed attorney-in-fact. Debtor hereby appoint Secured Party as Debtor’s attorney-in-fact with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time, whether before or after an Event of Default, in Secured Party's sole and absolute discretion to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Debtor representing any dividend or other distribution in respect of the Collateral or any part thereof, including receipt of Collateral underlying any Bonds, and to give full discharge for the same.

9. Continuing security interest; assignment of obligations. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until payment in full of the Secured Obligations; (b) be binding upon Debtor, each of its heirs, successors and assigns; (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and each of its heirs, successors, transferees and assigns; (d) constitute, along with the Note, and the other documents executed pursuant to the Purchase and Sale Agreement on even date, the entire agreement between Debtor and Secured Party; and (e) be severable in the event that one or more of the provisions herein is determined to be illegal or unenforceable. Without limiting the generality of the foregoing clause (c), Secured Party may assign or otherwise transfer any Secured Obligations to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to Secured Party herein or otherwise.

10. Expenses. Debtor shall, upon demand, pay to Secured Party the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with: (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral; (b) the exercise or enforcement of any of the rights of Secured Party hereunder; and (c) the failure by any of the Debtor to perform or observe any of the provisions hereof.

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11. Amendments; waiver. No amendment or waiver of any provision of this Agreement nor consent to any departure by Debtor from the provision herein shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Notices. All notices, demands and requests of any kind which either party may be required or desire to serve upon the other hereunder shall be in writing and shall be delivered and be effective in accordance with the notice provision contained in the Purchase and Sale Agreement of even date herewith.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Governing law; terms. This Agreement is to be governed by and construed in accordance with the laws of the State of New Mexico. Unless otherwise defined herein or in the Note, terms defined in the Code are used herein as therein defined.

IN WITNESS WHEREOF, Debtor have caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:

PACIFIC ENERGY DEVELOPMENT CORP.

BY:	/s/ J. Douglas Schick
J. Douglas Schick, President

DEBTOR:

TILLOO EXPLORATION AND PRODUCTION, LLC

BY:	/s/ William S. Montgomery Jr.
William S. Montgomery Jr., Managing Member

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EXHIBIT A

BONDS

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